Exhibit 5.1
                                  BERRY MOORMAN
                            PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                                ----------------
                              600 WOODBRIDGE PLACE
                          DETROIT, MICHIGAN 48226-4302
                                 (313) 567-1000
                            FACSIMILE (313) 567-1001
                                ----------------
                        E-MAIL: e-mail@berrymoorman.com
                         WEBSITE: www.berrymoorman.com


                                February 9, 1999

SMTEK International, Inc.
2151 Anchor Court
Thousand Oaks, CA  91320

         Re:      SMTEK International, Inc.
                  Registration Statement on Form S-8 for Offering of a Maximum of 1,000,000 Shares of Common Stock

Ladies and Gentlemen:

          In connection with the registration by you of 1,000,000 shares of Common Stock (the "Shares") of SMTEK International, Inc. (the "Company") on Form S-8 under the Securities Act of 1933, as amended, which are to be offered and sold pursuant to the Company's 1998 Non-Employee Directors Stock Plan (the "Plan"), it is our opinion that when the Shares have been issued and sold pursuant to the provisions of the Plan and in accordance with the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              BERRY MOORMAN P.C.




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